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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45465, Form S-8 No. 33-45690, Form S-8 No. 33-63230, Form S-8
No. 33-76650, Form S-3 No. 33-72456, Form S-3 No. 33-87224, Form S-8 No.
333-18587, Form S-8 No. 333-27603, Form S-8 No. 333-27605, and Form S-8 No.
333-42893) of Paging Network, Inc. and in the related Prospectuses of our reports dated May 3, 2000, with respect to the consolidated financial statements and financial statement schedule of Paging Network, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.




                                                               ERNST & YOUNG LLP

Dallas, Texas
May 3, 2000